        Exhibit 10.18
VIANT TECHNOLOGY INC.
2021 LONG-TERM INCENTIVE PLAN
GRANT NOTICE FOR
RESTRICTED STOCK UNIT AWARD
FOR GOOD AND VALUABLE CONSIDERATION, Viant Technology Inc. (the “Company”), hereby grants to the Participant named below the number of Restricted Stock Units (the “RSUs”) specified below (the “Award”) under the Viant Technology Inc. 2021 Long-Term Incentive Plan (as amended from time to time, the “Plan”). Each RSU represents the right to receive one share of Common Stock, upon the terms and subject to the conditions set forth in this Grant Notice, the Plan and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan and attached hereto as Exhibit A. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Name of Participant:
Grant Date:
Vesting Commencement Date:[1]
Number of RSUs:
Vesting Schedule:
Subject to the Plan and the Standard Terms and Conditions, the RSUs shall vest in accordance with the following schedule, so long as Participant remains continuously employed by the Company or its Subsidiaries from the Grant Date through such vesting date: [______].

1 To be March 10 (if Grant Date is between 2/1/20___ - 4/30/20___), June 10 (if Grant Date is between 5/1/20__) - 7/31/20___), September 10 (if Grant Date is between 8/1/20___ - 10/31/20___), December 10 (if Grant Date is between 11/1/20___ - 1/31/20___).

IN ORDER TO RECEIVE THE BENEFITS OF THIS AGREEMENT, PARTICIPANT MUST EXECUTE AND RETURN THIS GRANT NOTICE (THE “ACCEPTANCE REQUIREMENTS”). IF YOU FAIL TO SATISFY THE ACCEPTANCE REQUIREMENTS WITHIN 60 DAYS AFTER THE GRANT DATE, THEN THIS GRANT NOTICE WILL BE OF NO FORCE OR EFFECT AND THIS AWARD WILL BE AUTOMATICALLY FORFEITED TO THE COMPANY WITHOUT CONSIDERATION.
By accepting this Grant Notice, Participant acknowledges that Participant has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions.

VIANT TECHNOLOGY INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:

EXHIBIT A

VIANT TECHNOLOGY INC.
2021 LONG-TERM INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS
These Standard Terms and Conditions apply to the Award of Restricted Stock Units granted pursuant to the Viant Technology Inc. 2021 Long-Term Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Standard Terms and Conditions, the Restricted Stock Units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
1.TERMS OF RESTRICTED STOCK UNITS
Viant Technology Inc. (the “Company”) has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of Restricted Stock Units (the “Award” or “RSUs”) specified in the Grant Notice, with each Restricted Stock Unit representing the right to receive one share of Common Stock, as modified to reflect any capitalization adjustment under the Plan. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.
2.VESTING AND SETTLEMENT OF RESTRICTED STOCK UNITS
(a)The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice. Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.” Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.”
(b)As soon as administratively practicable following the vesting of the RSUs pursuant to the Grant Notice and this Section 2, but in no event later than thirty (30) days after each vesting date (and subject to Section 7(a) of the Plan), the Company shall deliver to the Participant a number of shares of Common Stock equal to the number of RSUs that vested on such date. Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the delivery of shares of Common Stock hereunder would violate Company policy or any federal, state or other applicable laws.
(c)If Participant’s termination of Continuous Service is as a result of the Participant’s death, subject to the Participant’s personal representative’s execution and nonrevocation of a general release of claims in a form provided by the Company, any then Unvested RSUs held by Participant shall be fully vested as of the date of Participant’s death.
(d)Upon Participant’s termination of Continuous Service for any reason other than death, any then Unvested RSUs held by the Participant shall be forfeited and canceled as of the date of the Participant’s termination of Continuous Service.

3.RIGHTS AS STOCKHOLDER; DIVIDEND EQUIVALENTS
(a)The Award is unfunded, and as a holder of a Vested RSU, Participant will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Standard Terms and Conditions. Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company, no dividend rights and no voting rights in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books and records of the Company or of a duly authorized transfer agent of the Company).
(b)Notwithstanding the foregoing, from and after the Grant Date and until the earlier of (i) the Participant’s receipt of Common Stock upon settlement of the RSUs and (ii) the time when the Participant’s right to receive Common Stock upon settlement of the RSUs is forfeited, the Participant shall be entitled, as a Dividend equivalent, to a number of additional whole RSUs on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally. Such Dividend equivalent shall be determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per share of Common Stock on such date and (B) the total number of RSUs (including dividend equivalents paid thereon) previously credited to the Participant as of such date, by (ii) the Fair Market Value per share of Common Stock on such date. Such Dividend equivalents (if any) shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the RSUs to which the Dividend equivalents were credited.
4.RESTRICTIONS ON RESALES OF SHARES
The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
5.INCOME TAXES
(a)These Standard Terms and Conditions and this Award are intended to be exempt from Section 409A of the Code. and shall be construed and interpreted accordingly. In no event shall the Company be liable for any tax, interest or penalty imposed on the Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
(b)Participant acknowledges and agrees that Participant shall be solely responsible for satisfying any and all national, state, local or other tax withholding obligation relating to the RSUs. Unless the Participant elects to instead tender a cash payment in satisfaction of such tax withholding obligations in the manner prescribed by the Company, the Participant acknowledges and agrees that the Company, or any brokerage firm deemed acceptable by the Company, shall generate enough cash proceeds to satisfy such tax withholding obligations by selling on the Participant’s behalf a sufficient number of shares of Common Stock from shares of Common Stock otherwise issuable to the Participant upon the vesting and settlement of the RSUs. Such shares of Common Stock will be sold on the day such tax withholding obligations arise or, if such day is not a trading day, the next following trading day. The Participant shall be responsible for all broker’s fees and other costs of sale. The Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Participant’s tax withholding obligations. Accordingly, the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligations that are not satisfied by the sale of shares of Common Stock described above.

6.NONTRANSFERABILITY OF AWARD
The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Award or of any rights granted hereunder contrary to the provisions of this Section 6, or the levy of any attachment or similar process upon the Award, shall be null and void.
7.OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.
8.LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS
Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time this Award was granted or any other capacity or will affect the right of the Company or an Affiliate to terminate the service of the Participant.
The Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Award is a one-time benefit which does not create any contractual or other right or expectation to receive future awards under the Plan or any other equity incentive plan maintained by the Company from time to time; (iii) that the Participant's participation in the Plan is voluntary; (iv) that the value of the Award is an extraordinary item of compensation which is outside the scope of the Participant's employment contract, if any; and (v) that the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
9.NONSOLICITATION OF EMPLOYEES, CONSULTANTS AND OTHER PARTIES
Participant acknowledges that during the term of Participant’s employment with Company and for one (1) year thereafter, Participant will not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants or clients to terminate their relationship with the Company, or attempt any of the foregoing, either for Particpant or for any other person or entity. For a period of one (1) year following termination of Participant’s relationship with the Company for any reason, Participant shall not solicit any licensor to or customer of the Company or licensee of the Company’s products, that are known to the Participant, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of Participant’s relationship with the Company. However, the foregoing obligations shall not affect any responsibility Participant may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.
10.GENERAL

(a)In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
(b)The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.
(c)These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(d)These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
(e)In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
(f)All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
(g)Except as otherwise described herein or as otherwise instructed by Company from time to time, any notice to Company provided for in this Standard Terms and Conditions shall be addressed to the principal executive office of Company to the attention of the Human Resources Department, and any notice to Participant will be addressed to such Participant at the current address of record for Participant, or to such address as Participant has designated to Company in writing. Any notice shall be delivered by hand, sent by facsimile, overnight delivery, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
(h)The terms and provisions of this Standard Terms and Conditions may be modified or amended as provided in the Plan.
(i)Except as provided in the Plan, the terms and provisions of this Standard Terms and Conditions may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Terms and Conditions, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

11.ELECTRONIC DELIVERY AND DATA PRIVACY
By executing the Grant Notice, the Participant hereby: (i) authorizes the Company and its Subsidiary, and any agent of the Company or its Subsidiary administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Subsidiary such information and data as the Company or its Subsidiary shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights that such Participant may have with respect to such information; and (iii) consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.